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Exhibit 99.5

        Notice of Guaranteed Delivery

SEA CONTAINERS LTD.
Offer to Exchange
Its 12 1/2% Senior Notes due 2009 ("New Notes")
for Any or All of Its Outstanding
12 1/2% Senior Subordinated Debentures due 2004 ("Old Debentures")

  This exchange offer will expire at 5:00 p.m., New York City time, on                , 2003, unless Sea Containers extends it. You may withdraw your tenders of Old Debentures at any time before 5:00 p.m., New York City time, on                    , 2003.

The Exchange Agent for the Offer is:

The Bank of New York

By Registered or Certified Mail or Overnight Courier:	By Facsimile Transmission:	By Hand Delivery: until 4:30 p.m.:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Attn: William Buckley	1-212-298-1915 Attn: William Buckley Confirm by telephone: 1-212-815-5788	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Lobby Window New York, New York 10286

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above does not constitute a valid delivery.

        As set forth in the prospectus dated                        , 2003 (the "Prospectus") of Sea Containers and in the accompanying letters of transmittal and instructions thereto (the "Letters of Transmittal"), this form or one substantially equivalent thereto must be used to accept Sea Containers' offer (the "Exchange Offer") to exchange its 12 1/2% Senior Notes due 2009 (the "New Notes") for any or all of its outstanding 12 1/2% Senior Subordinated Debentures due 2004 (the "Old Debentures") if a letter of transmittal or any other documents required thereby cannot be delivered to the exchange agent, or the Old Debentures cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the expiration date of the exchange offer. This form may be delivered by an Eligible Institution (as defined in the Letters of Transmittal) by mail or hand delivery or transmitted via facsimile to the exchange agent as set forth above.

        This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to Sea Containers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letters of Transmittal, receipt of which is hereby acknowledged, the principal amount of the Old Debentures specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures." By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of the Old Debentures set forth in the Letter of Transmittal.

        The undersigned understands that tenders of the Old Debentures may be withdrawn if the exchange agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Old Debentures to be withdrawn and the aggregate principal amount of the Old Debentures delivered for exchange, including the certificate number(s) (if any) of the Old Debentures, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Old Debentures were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned hereby tenders the Old Debentures listed below:

Please Sign and Complete

Certificate Numbers of 12 1/2% Senior Subordinated Debentures due 2004 (if available)	Principal Amount of Old Debentures Tendered

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s)
(Please Type or Print)
Title

Address

Area Code and Telephone No

Date

If the Old Debentures will be tendered by book-entry transfer, check the box below:

☐    The Depository Trust Company

Depository Account No

GUARANTEE
(Not to be Used for Signature Guarantee)

        The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the exchange agent of a Letter of Transmittal (or facsimile thereof), together with the Old Debentures tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Debentures into the exchange agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Sign Here

Name of Firm:

Authorized Signature:

Name (please type or print):

Address

Area Code and Telephone No.

Date

        Do not send certificates for the Old Debentures with this form. Actual surrender of certificates for the Old Debentures must be made pursuant to, and be accompanied by, a copy of the previously executed letter of transmittal.

INSTRUCTIONS

1.
Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the exchange agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to Sea Containers.

2.
Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Old Debentures without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Old Debentures without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by Sea Containers, evidence satisfactory to Sea Containers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.
Requests for assistance or additional copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the exchange agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Please Sign and Complete
Signature(s) of Registered Holder(s) or Authorized Signatory
GUARANTEE (Not to be Used for Signature Guarantee)
Sign Here
INSTRUCTIONS